motorsport GAMES

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Q2 2021 Results

August 11, 2021



NASCAR HEAT 2
NASCAR HEAT EVOLUTION
NASCAR HEAT 3
NASCAR HEAT 4
NASCAR HEAT MOBILE
NASCAR HEAT 5
KARTKRAFT
NASCAR 21 IGNITION
LE MANS
HARD. EDITION
2022

LEGAL DISCLOSURES

This presentation has been prepared by Motorsport Games Inc. ("Motorsport Games," "us," "our," "we" or the "Company"). For additional information regarding the Company, we urge you to read our reports filed with the Securities and Exchange Commission (the "SEC"), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this presentation which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this presentation that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: (i) Motorsport Games' future business, future results of operations and/or financial condition, including without limitation, as to the Company's future growth (including its plans to accelerate its growth plan to establish a greater global presence, driving additional revenues and its future long-term growth prospects), creation of shareholder value, plans to become the market leader in virtual motorsport racing around the world and its full-year 2021 guidance for revenue and Adjusted EBITDA; (ii) the expected future impact of new or planned products or offerings and the timing of launching such products and offerings; (iii) the expected future impact of completed and pending acquisitions; and (iv) the expected future impact of implementing management strategies and the impact of other industry trends. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company's growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or the Company's inability, in whole or in part, to continue to execute its business strategies and plans; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new product launches; (iii) difficulties, delays in or unanticipated events that may impact the Company's ability to complete certain pending acquisitions and/or less than anticipated benefits from completed acquisitions; and/or (iv) difficulties, delays or less than expected results in implementing the Company's management strategies, such as due to higher than anticipated costs or delays and expenses added by the ongoing and prolonged COVID-19 pandemic. Factors other than those referred to above could also cause Motorsport Games' results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to (i) Motorsport Games' ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with the various racing series; (ii) Motorsport Games' ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition on Motorsport Games' business, results of operations and/or financial condition; (vi) the risk that changes in consumer behavior could adversely affect Motorsport Games' business, results of operations and/or financial condition; (vii) Motorsport Games' ability to protect its intellectual property; and (viii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games' filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games' plans and expectations as of any subsequent date.

Market & Industry Data

This presentation includes market and industry data and forecasts that the Company has developed from independent research reports, publicly available information, various industry publications, other published industry sources or the Company's internal data and estimates. Independent research reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although the Company believes that the publications and reports are reliable, the Company has not independently verified the data and makes no representation or warranty with respect to the accuracy of such information. Any and all trademarks and trade names referred to in this presentation are the property of their respective owners. The Company's internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and management 's understanding of industry conditions. Although the Company believes that such information is reliable, the Company has not had such information verified by any independent sources.

Non-GAAP Financial Measures

Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation includes financial information prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), as well as certain adjusted or non-GAAP financial measures such as EBITDA and Adjusted EBITDA. EBITDA is defined as net loss plus interest (income) expense and depreciation and amortization, less income tax benefit. Adjusted EBITDA is defined as EBITDA adjusted to exclude: (i) IPO-related expenses; (ii) acquisition related expenses; (iii) gain attributable to equity method investment resulting from the acquisition of additional equity interest in the Le Mans joint venture; (iv) stock-based compensation expenses; and (v) charges or gains resulting from other non-recurring events, if any. We use Adjusted EBITDA to manage our business and evaluate our financial performance, as it has been adjusted for items that affect comparability between periods that we believe are not representative of our core business. Additionally, management believes that EBITDA and Adjusted EBITDA are useful to investors because they enhance investors' understanding and assessment of our performance, facilitate comparisons to prior periods and our competitors' results and assist in forecasting performance for future periods. These non-GAAP measures are in addition to, and not a substitute for or superior to, financial measures prepared in accordance with GAAP and should be considered in conjunct ion with, the GAAP financial measures presented herein. The non-GAAP financial measures presented may differ from similar measures used by other companies. A reconciliation of these non-GAAP financial measures to the nearest GAAP measures is included in the appendix to this presentation.

Company Highlights

- At the center of large, fast-growing motorsport, gaming and esports categories
- Exclusive strategic, long-term partnerships with iconic racing brands
- New franchises, products and revenue streams
- Pole position in virtual racing esports
- Building out additional infrastructure to grow the business

GAMES

Q2 2021 Highlights

Revenue Tracked Ahead of Expectations

- Q2 Revenues of $2.2M
- Net Loss for the quarter was $6M
- Adjusted EBITDA was ($3.7M)



Revenue
$2.2M
$1.5M
2021 Q2
Consensus
Adjusted EBITDA
($3.7M)
($3.8M)
2021 Q2
Consensus
EPS
($0.50)
($0.40)
2021 Q2
Consensus

Key Highlights

- Revenue and Adjusted EBITDA exceeded analysts' consensus estimates
- Completed acquisition of Studio397 with its rFactor2 technology
- Completed acquisition of remaining equity interest in 704Games (our NASCAR-related business)
- We are now operating at a global scale, across 6 offices, with more than 147 team members as of quarters' end, in the U.S., U.K., Russia, Australia and the Netherlands

Executing Against Our Key Pillars

Games	• Announced NASCAR 21: Ignition today, pre-orders open tomorrow, launches Oct 28, 2021 • NASCAR for Switch targeted to follow in Q4, submitted to lotcheck • NASCAR Match 3 mobile targeted for Q4 soft launch
Esports & Entertainment	• Concluded Ultimate Summer Showdown series on NASCAR Heat 5 • Launched Formula Pro league with world-class esport teams
Community	• Over 1,000 content pieces created attracting hundreds of thousands of viewers • Launched and delivering branded content display ads
Proprietary MSGM Technology Platform	• Global development team increased by about 24% to 100+ people • rFactor & KartKraft technology integration began into MSGM Engine

Q2 2021 and Subsequent Business Highlights

NASCAR 21: Ignition. Today, the company announced the October 28, 2021 launch date of the flagship franchise racing game NASCAR 21: Ignition

NASCAR Game for Switch. The target release period has been set for later this year in Q4, following NASCAR 21: Ingition's release

NASCAR Match 3. Our NASCAR Match 3 mobile title has passed an internal greenlight and will now soft launch in Q4 of this year ahead of a global rollout in early 2022

INDYCAR Partnership Agreement. The company entered into a gaming and esports license partnership with INDYCAR. The esports and gaming licenses are long-term agreements, in connection with which, the parties intend to form an exclusive relationship for the development of official video games and esports of the INDYCAR series

Completed Acquisitions: Motorsport Games has concluded the transaction with Luminis International BV and Technology in Business B.V. The company purchased 100% of the share capital of Studio397 from Technology in Business B.V. The company also completed the acquisition of the remaining equity interest in 704Games (our NASCAR-related business)

Ultimate Summer Showdown Esports Series. The Ultimate Summer Showdown built on the success of the Winter Heat series and culminated in a showpiece finale on July 22, 2021

Q2 2021 Results

(Unaudited)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Revenues	$ 2,238,927	$ 3,888,817	$ 4,713,059	$ 7,123,384
Cost of revenues	906,303	1,272,239	1,688,111	2,340,736
Gross profit	1,332,624	2,616,578	3,024,948	4,782,648
Operating expenses:				
Sales and marketing	704,222	722,046	1,728,440	1,360,185
Development	1,818,178	1,202,343	3,068,540	2,138,147
General and administrative	4,717,180	582,408	19,481,218	1,275,160
Depreciation and amortization	66,448	8,511	97,223	27,462
Total operating expenses	7,306,028	2,515,308	24,375,421	4,800,954
(Loss) income from operations	(5,973,404)	101,270	(21,350,473)	(18,306)
Interest expense	(31,899)	(218,500)	(151,438)	(217,360)
Gain (loss) attributable to equity method investment	-	41,008	1,370,837	(29,234)
Other income, net	44,360	44,688	84,707	32,858
Net loss	(5,960,943)	(31,534)	(20,046,367)	(232,042)
Less: Net (loss) income attributable to non-controlling interest	(180,849)	46,781	(454,299)	85,904
Net loss attributable to Motorsport Games Inc.	$ (5,780,094)	$ (78,315)	$ (19,592,068)	$ (317,946)
Net loss attributable to Class A common stock per share:				
Basic and diluted	$ (0.50)		$ (1.88)	
Weighted-average shares of Class A common stock outstanding:				
Basic and diluted	11,494,919		10,421,910	

motorsport GAMES

Adjusted EBITDA

	Quarter Ended June 30, 2021	Quarter Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Loss	$ (5,960,943)	$ (31,534)	$ (20,046,367)	$ (232,042)
Interest expense, net	31,899	218,500	151,438	217,360
Depreciation and Amortization	522,709	169,318	659,310	303,332
EBITDA	(5,406,335)	356,284	(19,235,619)	288,650
IPO related expenses	-	-	2,947,192	-
Acquisition related expenses	1,600,087	-	1,930,566	-
Gain attributable to equity method investment	-	-	(1,370,837)	-
Stock-based compensation	116,274	-	9,193,190	-
Adjusted EBITDA	$ (3,689,974)	$ 356,284	$ (6,535,509)	$ 288,650

Leveraging Our IP and Growing Our Portfolio


NASCAR
HEAT 2

NASCAR
HEAT
EVOLUTION

$50 NASCAR TICKET INSIDE
NASCAR
HEAT 3

NASCAR
HEAT 4

NASCAR
HEAT
MOBILE

NASCAR
HEAT 5
ULTIMATE EDITION

NASCAR 21
IGNITION


KARTKRAFT



LE MANS

HARD. EDITION
BTCC
2022
OFFICIAL VIDEO GAME

motorsport GAMES
NTT INDYCAR SERIES
COMING
2023

2021 Financial Guidance

	FY21E
Revenue	$20.5M
Adjusted EBITDA*	($10M)

The Company expects full-year 2021 net revenues of approximately $20.5 million and Adjusted EBITDA of approximately ($10.0 million). The Company expects to meet or exceed these numbers based on its current business and its anticipated October 28, 2021 release of NASCAR 21: Ignition, which may be impacted by, among other things, difficulties, delays in or unanticipated events that may impact the timing and scope of the NASCAR 21: Ignition launch, a slower than anticipated economic recovery as a result of the ongoing and prolonged COVID-19 pandemic and the other risk factors described in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q filed with the SEC during 2021, as well as in its subsequent filings with the SEC. Other assumptions on which this guidance is based include our current expectations as to external factors that our outside of our control, such as, without limitation, foreign exchange translation, tax policy and rates, interest rates, government stimulus spending, employment rates and consumer confidence.

*We do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, certain acquisition related expenses and stock-based compensation expenses. Each of such adjustments has not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.